UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 681-3600

Not Applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 18, 2015, Fifth Street Finance Corp. (the “Company”) jointly held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) with Fifth Street Senior Floating Rate Corp. At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the joint proxy statement of the Company and Fifth Street Senior Floating Rate Corp. dated February 5, 2015. As of January 21, 2015, the record date, 153,340,371 shares of common stock were eligible to vote.

Proposal 1. The Company’s stockholders elected three directors of the Company, each of whom will serve until the 2018 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Bernard D. Berman	39,869,912	3,659,796	615,769	77,554,569
James Castro-Blanco	39,931,672	3,750,745	463,060	77,554,569
Sandeep K. Khorana	38,738,624	4,944,450	462,403	77,554,569

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, as set forth below:

Votes For	Votes Against	Abstain
118,133,063	2,635,792	931,191

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2015	FIFTH STREET FINANCE CORP.

By: /s/ David H. Harrison
Name: David H. Harrison
Title: Chief Compliance Officer and Secretary